EXHIBIT 21

JOHNSON OUTDOORS INC. AND SUBSIDIARIES

The following lists the principal direct and indirect subsidiaries of Johnson Outdoors Inc. as of September 28, 2001. Inactive subsidiaries are not presented.

                                                            Jurisdiction in
Name of Subsidiary (1)(2)                                   which Incorporated
-------------------------                                   ------------------

Johnson Outdoors Canada Inc.                                Canada
  Plastiques L.P.A. Limitee                                 Canada
Old Town Canoe Company                                      Delaware
  Leisure Life Limited                                      Michigan
  Extrasport, Inc.                                          Florida
Scubapro Scandinavia AB                                     Sweden
Under Sea Industries, Inc.                                  Delaware
  JWA Holding B.V.                                          Netherlands
    Johnson Beteiligungsgesellschaft GmbH                   Germany
      Jack Wolfskin Ausrustung fur Draussen GmbH            Germany
      Johnson Outdoors V GmbH                               Germany
      Scubapro Taucherauser GmbH                            Germany
      Uwatec AG                                             Switzerland
        Uwatec USA, Inc.                                    Maine
        Scubapro Asia Pacific Ltd. (3)                      Hong Kong
        Uwatec Batam                                        Indonesia
        Uwaplast AG                                         Switzerland
    Scubapro Asia, Ltd.                                     Japan
    Scubapro Espana, S.A.(4)                                Spain
    Scubapro Eu AG                                          Switzerland
    Scubapro Europe Benelux, S.A.                           Belgium
      JWA France                                            France
        Scuba/Uwatec S.A.                                   France
    Scubapro Europe S.r.l.                                  Italy
      Scubapro Italy S.r.l.                                 Italy
    Scubapro (UK) Ltd.(5)                                   United Kingdom
    Scubapro-Uwatec Australia Pty. Ltd.                     Australia
    Johnson Outdoors Watercraft UK                          United Kingdom
Johnson Outdoors Watercraft Ltd.                            New Zealand

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(1) Unless otherwise indicated in brackets, each company does business only under its legal name.
(2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Outdoors Inc. (through direct or indirect ownership).
(3) Percentage of stock owned is 60%.
(4) Percentage of stock owned is 98%.
(5) Percentage of stock owned is 99%.